                               [LOGO OF INVESCO]

                                CODE OF ETHICS

                                                                   May 19, 2006

                               TABLE OF CONTENTS

INTRODUCTION...............................................................  2

DEFINITIONS................................................................  2

REPORTING OF VIOLATIONS....................................................  4

SELF-COMPLIANCE............................................................  4

PRINCIPLES GOVERNING PERSONAL INVESTMENTS..................................  4

INVESTMENT RESTRICTIONS....................................................
  .   All Employees
  .   Access Employees                                                       5

PRE-CLEARANCE OF TRADES....................................................
  .   All Employees
  .   Access Employees                                                       7

NEW HIRE HOLDINGS REPORT...................................................
  .   All Employees
  .   Access Employees                                                       9

QUARTERLY SECURITIES TRANSACTION REPORT....................................
  .   All Employees
  .   Access Employees                                                      10

ANNUAL HOLDINGS REPORT.....................................................
  .   All Employees
  .   Access Employees                                                      11

REPORTING OPENING/CLOSING OF ACCOUNTS...................................... 13

ADMINISTRATIVE PROCEDURES.................................................. 13

OUTSIDE ACTIVITIES......................................................... 15

GIFTS...................................................................... 15

AMVESCAP CODE OF CONDUCT................................................... 15

APPENDICES................................................................. 16
   A. Pre-clearance Officers
   B. Self-Compliance Checklist
   C. AMVESCAP Pre-clearance Guide
   D. Pre-clearance Report
   E. New Hire Holdings/New Account Opening/Annual Holdings Report
   F. Quarterly Securities Transaction Report
   G. Compliance Questionnaire
   H. Outside Activities Report


Code of Ethics                         1

                                 INTRODUCTION

INVESCO Institutional (N.A.), Inc., its subsidiaries, and INVESCO Global Asset Management (N.A.), Inc. ("INVESCO") understand that it is a privilege to manage client assets. As investment managers, we are fiduciaries to our clients. And, as fiduciaries, we must always seek to put our clients' best interests first, avoiding any appearance of impropriety arising from conflicts of interest.

The Code of Ethics ("Code") has been adopted by INVESCO North America's Risk Management Committee ("RMC") and applies to all directors, officers and employees of INVESCO. The Code covers personal securities Transactions by INVESCO directors, officers, employees, members of their immediate families, persons who reside with them and relatives who are supported by them.

Administration of the Code is the responsibility of our Compliance Officers. Enforcement of the Code is the responsibility of the RMC. Our Compliance Officers are responsible for reviewing and investigating any reported or suspected violations of the Code and reporting their findings to the RMC. If the investigation discloses that a violation has occurred, the RMC will determine appropriate actions and sanctions, which may include termination of employment.

The RMC believes that compliance with the Code will help prevent actual or perceived conflicts of interest caused by personal securities Transactions. The RMC also believes that the Code is reasonable and that it is not overly restrictive.

From time to time, the Code may be revised. If you have any questions regarding the Code, please contact one of our Compliance Officers.

                                  DEFINITIONS

Whenever used in the Code, and unless the context indicates otherwise, the following terms have the following meanings:

1.  "Employee" means every officer, director or person employed by INVESCO.

2.  "Access Employees" include:

     a. all INVESCO Employees with access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client, including "Reportable Mutual Funds," defined below.

     b. all INVESCO Employees involved in making securities recommendations to clients, or who have access to such recommendations that are nonpublic.

     c.  all INVESCO directors and officers.

The Chief Compliance Officer shall have final authority to determine who is an Access Employee, Non-Access Employee, or Exempt Employee. Employees will be advised as to their status.


Code of Ethics                         2

3. "Non-Access Employees" include all Employees who are not Access Employees and are not Exempt Employees.

4. "Exempt Employees" include certain non-resident, temporary and part-time employees and consultants who are notified by a Compliance Officer that they are exempt from the Code.

5. "Pre-clearance Officer" means Employees designated by the Chief Compliance Officer to pre-clear personal securities Transactions (see Appendix A).

6. "Restricted List" means the list that the investment department provides to the Compliance Department, which includes those Securities that are being purchased or sold for client accounts and Securities that are prohibited from purchase or sale by client accounts or Employees for various reasons (e.g., large concentrated ownership positions or possession of material, non-public information).

7. "Reportable Mutual Fund" means any registered investment company (mutual fund) that INVESCO advises or sub-advises. Reportable Mutual Funds will be posted in the Legal and Compliance section of the INVESCO Website: http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf .

8. "Exempt Securities." means the Securities listed below. "Security" or "non-exempt Security" means ALL Securities EXCEPT those listed below. Note that exchange traded funds (ETFs) are no longer classified as exempt securities.

     a. shares of registered open-end investment companies (mutual funds) except for Reportable Mutual Funds (shown on the INVESCO Website);

     b. direct obligations of the U.S. Government (but not its agencies or instrumentalities, e.g., FNMA or GNMA, etc.);

     c.  bankers' acceptances;

     d.  bank certificates of deposit;

     e.  commercial paper;

     f. money market instruments, including repurchase agreements and other high-quality short-term debt instruments;

     g. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Mutual Funds.

9.  "Accounts," "Securities," "Investments," and "Transactions" refer to:

     a.  an Employee's own account, securities, investments or transactions;

     b. an account, securities, investments, or transactions in which an Employee has a beneficial interest and can influence investment decisions;


Code of Ethics                         3

     c. a personal account, security, investment, or transaction of a member of the Employee's household; or over which an Employee exercises investment discretion in a capacity other than as an Employee.

10. "Transactions" shall include transfers by gift.

                            REPORTING OF VIOLATIONS

All INVESCO employees are required to comply with applicable state and federal securities laws and regulations and this Code. Employees shall promptly report any violations of such laws or regulations or any provision of this Code of which they become aware to INVESCO's Chief Compliance Officer or his/her designee.

                                SELF-COMPLIANCE

SELF-COMPLIANCE CHECKLIST - ALL EMPLOYEES

Since many Transactions do not require pre-clearance through a Compliance Officer, Employees receive no advance warning or other compliance alert reminding them that a particular Transaction is prohibited or that other restrictions apply. Although Compliance Officers will monitor compliance after-the-fact, Employees are charged with responsibility for refraining from prohibited Transactions and for complying with the provisions described in this code. Employees will be held responsible for their own self-compliance with these restrictions. Employees should use the Self Compliance Checklist found at Appendix B before making personal trades and before recommending trades to clients that may involve conflicts of interest.

                   PRINCIPLES GOVERNING PERSONAL INVESTMENTS

CONFLICTS OF INTEREST--PRIORITY OF CLIENT INTERESTS

Employees must give priority to the interests of INVESCO clients over their own interests in making personal investments. No Employee may knowingly buy, sell or dispose of a personal Securities investment that would favor, or appear to favor his or her interests above the interests of INVESCO clients.

Unless the answer to the below questions is a confident "NO", an employee should not make an investment.

  . "Will the investment cause my economic interest to conflict, or appear to conflict, with the interests of an INVESCO client either now or at some later time?"

  . "Would I be embarrassed if The Wall Street Journal had an article regarding my personal investment?"

  .   "Would I be embarrassed to discuss the matter with my mother or father?"


Code of Ethics                         4

DISCLOSURE OF CONFLICTS

Before an Employee engages in a personal transaction involving a potential conflict of interest with a client, such Access Employee will disclose to a Compliance Officer all relevant details of the possible conflict or appearance of conflict. Likewise, before an Access Employee recommends, directs, executes or otherwise participates in recommending or executing any Security transaction involving an INVESCO client, such Access Employee will disclose to a Compliance Officer all relevant details concerning any possible conflict, or appearance of conflict, between his or her previously existing personal investments and the interests of an INVESCO client.

For example, the capitalization and trading volume of a Security owned by an Access Employee may be relevant in determining whether there is a possible conflict of interest if that Access Employee participates in a decision to buy or sell that Security for an INVESCO client. Moreover, an Access Employee is expected to use common sense and professional judgment to determine if he or she should disclose personal information as a possible basis for conflict of interest.

USE OF INVESCO INFLUENCE OR MATERIAL NON-PUBLIC INFORMATION

No Employee will use the influence of his or her position to obtain a personal trading advantage. Likewise, no Employee will trade or recommend trading in Securities on the basis of material non-public information. Employees are subject to the provisions of INVESCO's Policies and Procedures regarding Insider Trading Activity.

NO RECOMMENDATIONS TO CLIENTS OF PRIVATE PLACEMENTS PERSONALLY OWNED

In the event that an Employee is granted permission to make a personal investment in a non-public Security or Securities obtained pursuant to a private placement, that Employee will not participate in the consideration of whether clients should invest in that issuer's public or non-public Securities. Such consideration will be subject to independent review by investment personnel with no personal investment in that issuer.

                            INVESTMENT RESTRICTIONS

                                 ALL EMPLOYEES

INITIAL PUBLIC OFFERINGS

No Employee will purchase any Security in an initial public offering.

AMVESCAP SECURITIES

No employee may effect short sales of AMVESCAP Securities.

Transactions in AMVESCAP Securities are subject to pre-clearance regardless of the size of the Transaction, and are subject to "black-out" periods established by AMVESCAP and holding periods prescribed under the terms of the agreement or program under which they were received. See Appendix C.


Code of Ethics                         5

PARALLEL INVESTING NOT RESTRICTED

Subject to the provisions of this Code, Employees may own the same Securities as those acquired by INVESCO for its clients.

                               ACCESS EMPLOYEES

BLACK-OUT PERIOD - CERTAIN ACCESS EMPLOYEES

Access Employees who are portfolio managers, and analysts supporting the portfolio manager are prohibited from knowingly buying or selling a Security within seven (7) calendar days before and seven (7) calendar days after a client that he or she manages trades in that Security. However, in the case of a Program Trade or Blind Principal Bid, which is determined to have resulted from an event rather than a discretionary decision, the portfolio manager and analysts supporting the portfolio manager whose clients purchased or sold Securities in the Program Trade or Blind Principal Bid are not restricted to the seven (7) calendar day prohibition mentioned above, but are restricted from buying within one (1) calendar day before and one (1) calendar day after a client.

SHORT SALES - ALL ACCESS EMPLOYEES

Access Employees may not effect short sales of Securities in their personal accounts if the clients for whom funds they manage are long these Securities.

SHORT-TERM TRADING - ALL ACCESS EMPLOYEES

The RMC believes that Access Employees should not profit in the purchase and sale, or short sale and cover of the same Security within 60 calendar days. While the RMC recognizes that short term trading strategies are generally well within the parameters of existing legal requirements, a general prohibition on SHORT TERM TRADING PROFITS (i.e., the purchase and sale, or short sale and cover of the same or equivalent Securities within 60 calendar days) can serve as an important safeguard device against allegations of conflicts of interest (e.g., front running client transactions). Accordingly, the prohibition against short term trading profits is designed to minimize the possibility that Access Employees will capitalize inappropriately on the market impact of trades involving client transactions to which they may be privy.

The RMC believes that this policy will help to reduce allegations of conflicts of interest. In certain circumstances, and as determined on a case-by-case basis, exceptions may be allowed at the discretion of the Chief Compliance Officer when no abuse is involved and the fairness of the situation strongly supports an exemption.

Access Employees who breach the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and termination of employment.


Code of Ethics                         6

Short-term trading profits obtained in an Account from the exercise of employee stock options and the subsequent sale of the underlying stock are exempt from this prohibition and are, instead, viewed as a form of employee compensation.

RESTRICTED LIST SECURITIES - ALL ACCESS EMPLOYEES

Access Employees requesting pre-clearance to buy or sell a security on the Restricted List may be restricted from executing the trade because of potential conflicts of interest.

                            PRE-CLEARANCE OF TRADES

                                 ALL EMPLOYEES

AMVESCAP SHARES

Access and Non-access employees shall pre-clear purchases, sales, or other acquisition or disposal of AMVESCAP shares. Charitable contributions and any other transactions in AMVESCAP shares by gift must be pre-cleared. See Appendix C.

PRIVATE PLACEMENTS

Access and Non-access employees shall pre-clear purchases, sales, or other acquisition or disposal of Private Placement Units.

CHARITABLE CONTRIBUTIONS AND GIFTS

The pre-clearance provisions described in the "Pre-clearance of Trades" section of this Code apply to charitable contributions of Securities and other Securities Transactions by gift the same as if such transactions were purchases and sales.

EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

It is not necessary to obtain pre-clearance for the following investments:

  .   Transactions in Exempt Securities

  .   Transactions in Reportable Mutual Funds

  . Transactions made by an independent fiduciary (i.e., a discretionary account managed by persons who are not Access Employees) for an Account.

  . Securities PURCHASED through an automatic deduction program where someone other than the Access Employee controls the timing of purchases. (However, SALES of these Securities are subject to the pre-clearance procedures)

  . PURCHASES that are part of an automatic dividend reinvestment plan, and purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer. (However, SALES of these Securities are subject to the pre-clearance procedures)


Code of Ethics                         7

                               ACCESS EMPLOYEES

SECURITIES TRANSACTIONS EXCEEDING $100,000

Access Employees are required to pre-clear all Transactions exceeding $100,000 involving equity and fixed income Securities, options, or futures.

TWO OR MORE SECURITIES TRANSACTIONS WITHIN FIVE BUSINESS DAYS

Access Employees effecting Transactions in the same equity or fixed income Security within five business days of the last transaction in that Security must obtain pre-clearance approval regardless of the size of the transaction. Likewise, Access Employees effecting Transactions in the same issue, whether in a stock, or a derivative of that stock, such as an option or a future on that specific stock, within five business days of the last transaction in that same stock, future or option must obtain pre-clearance approval regardless of the size of the transaction.

RECAP: PRE-CLEAR OPTIONS AND FUTURES EXCEEDING $100,000

Access Employees are required to pre-clear all Transactions exceeding $100,000 of notional value involving options or futures.

                          OTHER PRE-CLEARANCE ISSUES

RECAP: WHEN NO DE MINIMUS APPLIES

Pre-clearance is required regardless of the size of the transaction:

  .   for investments in AMVESCAP

  .   for Transactions in non-public securities or private placements

  . for Access Persons making two or more Transactions in the same stock (or in a derivative of the same stock, such as options or futures on such stocks) within five business days of one another.

EVALUATION AND RESPONSE TO REQUEST FOR PRE-CLEARANCE

A Pre-clearance Officer will evaluate a request for pre-clearance and consider whether the transaction would violate any provisions of the Code. A Pre-clearance Officer's response to the request for pre-clearance will include:

  . Making a telephone call to or advising the Employee by email that his or her request is approved or denied, and


Code of Ethics                         8

  . Filing a copy of the pre-clearance form with the Compliance Department (a sample copy of which is included as Appendix D).

TIME FOR WHICH A TRANSACTION IS APPROVED

An Employee who is required to obtain pre-clearance may authorize his or her broker to execute a transaction only on the day on which approval for that transaction is given. If the transaction is not completed on that day, the Employee must again obtain pre-clearance for the transaction on each day that the Employee would like to effect the transaction.

                           NEW HIRE HOLDINGS REPORT

                                 ALL EMPLOYEES

REPORTING AMVESCAP SECURITIES

Access and Non-Access Employees must submit a New Hire Holdings Report if they own AMVESCAP securities. Time periods, and report forms described below for Access Employees apply for reporting these Transactions.

REPORTING PRIVATE PLACEMENTS

Access and Non-Access Employees must submit a New Hire Holdings Report if they own non-public securities. Time periods, and report forms described below for Access Employees apply for reporting these Transactions.

                               ACCESS EMPLOYEES

GENERALLY

Within ten (10) calendar days of their employment start date, Access Employees must complete and submit the New Hire Holdings Report (see Appendix E) which describes brokerage account information and all Securities holdings as of any date within forty-five (45) days prior to the date of hire. Exempt Securities need not be included on the New Hire Holdings Report. Access Employees who fail to submit the report within ten (10) calendar days of their employment start date will be prohibited from engaging in any personal Securities Transactions until such report is submitted.

REPORTING SECURITIES HOLDINGS NOT SHOWN ON PRIMARY BROKERAGE ACCOUNT STATEMENTS

If an Access Employee has Securities holdings that are not shown on brokerage confirmations and statements, the Access Employee must manually report these holdings on the New Hire Holdings Report (Appendix E). Examples of Securities holdings not necessarily included in the Access Employees primary brokerage statements include Securities purchased directly from an issuer, Securities granted by a prior employer, or Securities holdings where the Access Employee holds physical stock or bond certificates.


Code of Ethics                         9

REPORTING CERTAIN MUTUAL FUND HOLDINGS

If an Access Employee holds mutual funds defined as Reportable Mutual Funds, the Access Employee must manually report these Securities holdings on the New Hire Holdings Report (Appendix E). Reportable Mutual Funds include only mutual funds that INVESCO advises or sub-advises. Reportable Mutual Funds will be posted in the Legal and Compliance section of the INVESCO Website, as follows: http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf .

                    QUARTERLY SECURITIES TRANSACTION REPORT

                                 ALL EMPLOYEES

REPORTING TRANSACTIONS IN AMVESCAP SECURITIES

Access and Non-Access Employees must include Transactions in AMVESCAP securities on their Quarterly Securities Transactions Reports (Appendix F). Time periods, and report forms described below for Access Employees apply for all Access and Non-Access Employees reporting these Transactions. Charitable contributions and any other transactions in AMVESCAP shares by gift must be pre-cleared. See Appendix C.

REPORTING TRANSACTIONS IN PRIVATE PLACEMENTS

Access and Non-Access Employees must include Transactions in private placements on their Quarterly Securities Transactions Reports (Appendix F). Time periods, and report forms described below for Access Employees apply for all Access and Non-Access Employees reporting these Transactions.

CHARITABLE CONTRIBUTIONS AND GIFTS

The reporting provisions described in the "Quarterly Transaction Reporting" section of this Code apply to charitable contributions of Securities and other Securities Transactions by gift the same as if such transactions were purchases and sales.


Code of Ethics                         10

                               ACCESS EMPLOYEES

GENERALLY

Within thirty (30) days of the end of each calendar quarter, Access Employees shall submit the Quarterly Securities Transactions Report (see Appendix F) which describes all Securities Transactions made during the previous quarter.

In lieu of submitting this report, Access Employees may arrange to have duplicate copies of their confirmations and statements forwarded directly to the Compliance Department by the broker-dealers or banks where their Accounts are maintained.

At the close of each calendar quarter, the Compliance Department will send a reminder to Access Employees who have not made arrangements to have duplicate copies of confirmations and statements forwarded to the Compliance Department.

STOCK TRANSACTIONS NOT SHOWN ON PRIMARY BROKERAGE STATEMENTS

If an Access Employee has Transactions in any Securities that are not shown on the brokerage duplicate confirmations and statements routinely provided by the broker to the Compliance Department, the Access Employee must manually report these Transactions on Quarterly Transactions Reports (Appendix F), or attach other documents containing the required information. Examples of such Transactions include sales of Securities purchased directly from an issuer, Securities granted by a prior employer, or Securities where the Access Employee holds physical certificates.

MUTUAL FUND TRANSACTIONS

If an Access Employee has Transactions in mutual funds that have been defined in this code as Reportable Mutual Funds, they must manually report them on the Quarterly Transactions Report (Appendix F), or arrange for duplicate copies of mutual fund confirmations and statements to be sent directly to the Compliance Department. Reportable Mutual Funds include only mutual funds that INVESCO advises or sub-advises. Those mutual funds considered Reportable Mutual Funds will be posted in the Legal and Compliance section of the INVESCO Website, as follows: http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf .

                            ANNUAL HOLDINGS REPORT

                                 ALL EMPLOYEES

REPORTING AMVESCAP SECURITIES

Access and Non-Access Employees must submit an Annual Holdings Report if they own AMVESCAP securities. Time periods, and report forms described below for Access Employees apply for reporting these holdings.


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REPORTING PRIVATE PLACEMENTS

Access and Non-Access Employees must submit an Annual Holdings Report if they own non-public securities. Time periods, and report forms described below for Access Employees apply for reporting these holdings.

                               ACCESS EMPLOYEES

GENERALLY

At the close of each calendar year, the Compliance Department will forward a copy of the annual Securities Holdings Report (see Appendix E) to Access Employees. Within forty-five (45) calendar days of the end of each calendar year, Access Employees must complete and return to the Compliance Department the Annual Securities Holdings Report, which describes all Securities accounts and Securities holdings as of December 31 of the year reported.

Access Employees shall complete the annual Securities Holdings Report with the required information even if the Compliance Department is already receiving monthly statements directly from their broker, bank or custodian.

REPORTING SECURITIES HOLDINGS NOT SHOWN ON PRIMARY BROKERAGE ACCOUNT STATEMENTS

If an Access Employee has Securities holdings that are not shown on the brokerage duplicate statements routinely provided by the broker to the Compliance Department, the Access Employee must manually report these holdings on the Annual Securities Holdings Report (Appendix E). Examples of Securities holdings not necessarily included in an Access Employee's primary brokerage statements include Securities purchased directly from an issuer, Securities granted by a prior employer, or Securities holdings where the Access Employee holds physical stock or bond certificates.

MUTUAL FUND HOLDINGS

If an Access Employee holds mutual funds defined as Reportable Mutual Funds, and even if the Access Employee has arranged to have duplicate mutual fund confirmations and statements sent to the Compliance Department, the Access Employee must manually report these Securities holdings on the Annual Holdings Report (Appendix E). Reportable Mutual Funds include only mutual funds that INVESCO advises or sub-advises. Reportable Mutual Funds will be posted in the Legal and Compliance section of the INVESCO Website, as follows: http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf .


Code of Ethics                         12

                       REPORTING OPENING AND CLOSING OF
                 BROKERAGE OR REPORTABLE MUTUAL FUND ACCOUNTS

                               ACCESS EMPLOYEES

OPENING NEW BROKERAGE ACCOUNTS

Within ten (10) days of opening a new brokerage account, Access Employees shall submit a New Brokerage Account Report (see Appendix E) providing all required information about the new account, and reporting the holdings in the new account, if any.

REPORTING INITIAL INVESTMENTS IN REPORTABLE MUTUAL FUNDS

Within ten (10) days of investing for the first time in a mutual fund that is considered a Reportable Mutual Fund, Access Employees shall submit a Securities Holdings Report (see Appendix E) providing all required information. Reportable Mutual Funds include only mutual funds that INVESCO advises or sub-advises. Reportable Mutual Funds will be posted in the Legal and Compliance section of the INVESCO Website, as follows: http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf .

ATTACHING CONFIRMATIONS

Access Employees may report Securities holdings in the new account by completing Appendix E and, if available, attaching a copy of the opening investment confirmations provided to them by the broker or mutual fund.

ARRANGING FOR DUPLICATE CONFIRMATIONS AND STATEMENTS TO BE SENT TO THE COMPLIANCE DEPARTMENT

Access Employees who do not want to manually record quarterly transactions on Quarterly Securities Transactions Reports should arrange to have duplicate copies of their confirmations and statements forwarded directly to the Compliance Department.

REPORTING CLOSING OF ACCOUNTS

Access Employees should report closing of brokerage or Reportable Mutual Fund accounts at the time they are closed.

                           ADMINISTRATIVE PROCEDURES

COMPLIANCE OFFICER DISCRETION TO MAKE EXCEPTIONS

Because all fact situations cannot be contemplated, INVESCO's Chief Compliance Officer retains the authority to permit exceptions to the above policies and procedures when to do so is not inconsistent with the interests of INVESCO and its clients.


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COMPLIANCE DEPARTMENT ADMINISTRATION AND REVIEW

In order to ensure observance of these policies and procedures relating to personal investments, INVESCO's Chief Compliance Officer and the Compliance Department will:

  . Provide Employees with a link to where the Web site for the INVESCO Code of Ethics can be found;

  . Obtain certifications from employees that they have read and understood the policies and procedures contained in the INVESCO Code of Ethics and AMVESCAP Code of Conduct (see Appendix G), annually, and when an Employee is first hired;

  . Obtain answers to Questionnaires from employees (see Appendix G), annually, and when an Employee is first hired;

  . Obtain outside activity reports from employees (see Appendix H), annually, and when an Employee is first hired;

  . Provide educational programs to familiarize Employees with relevant policies and procedures;

  . Reconcile pre-clearance approvals with Quarterly Report and Annual Holding Reports;

  . Take appropriate actions to ensure compliance with the policies and procedures of the Code; and

  . Maintain and review records related to personal Securities Transactions and compares personal Transactions with INVESCO client transactions and holdings.

  .   Review the Code on a regular basis and update as necessary.

RISK MANAGEMENT COMMITTEE ENFORCEMENT

The RMC will:

  . Set an example by their personal actions of compliance with the letter and spirit of the Code;

  . Require observance of the Code and, if such policies and procedures are violated, determine the appropriate sanction for the offender, which may include termination of employment;


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CONFIDENTIALITY

All information submitted to the INVESCO Compliance Department pursuant to pre-clearance and post execution reporting procedures will be treated as confidential information. It may, however, be made available to governmental and Securities industry self-regulatory agencies with regulatory authority over INVESCO as well as to INVESCO's auditors and legal advisors, if appropriate.

                              OUTSIDE ACTIVITIES

Absent prior approval of the Compliance Department and the RMC, Employees may not serve as directors, officers or employees of unaffiliated public or private companies, whether for profit, or non-profit.

Employees shall submit an Outside Activities Report (Appendix H) prior to participating in outside activities, when hired, and annually when requested to by the Compliance Department.

                                     GIFTS

No Employee may receive or give any gift of more than DE MINIMUS value ($100) from any person or entity that does business with INVESCO. Employees who receive or would like to give a gift or other thing of more than DE MINIMUS value from any person or entity that does business with INVESCO should immediately contact a Compliance Officer to determine the proper disposition of such gift or whether giving such gift should be allowed.

                           AMVESCAP CODE OF CONDUCT

All Employees are subject to the AMVESCAP Code of Conduct and must abide by all its requirements.
http://www.amvescap.com/amvescap/about/code.of.conduct.2004.pdf.


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                                                                     APPENDIX A

                            PRE-CLEARANCE OFFICERS

             Katie Baez                               404-439-3286
             Christine McBroom                        404-439-3027
             David Osunkwo                            404-439-3157
             Jodi Perelman                            404-439-3169
             Gwen Tyler                               404-439-3496
             Alfonso Visbal                           404-439-9418


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[LOGO OF INVESCO]

                                                                     APPENDIX B

                           SELF-COMPLIANCE CHECKLIST

QUIZ

Q:  I am not an access person. Does that mean that no restrictions apply to me?
A:  No. See Introduction and "All Employees" below.

Q: My trades are always under $100,000. Does that mean that no restrictions apply to me?
A:  No. See Complete Checklist below.

INTRODUCTION

It is your responsibility to know what transactions are prohibited under the Code of Ethics, and refrain from engaging in such transactions. Access and Non-Access Employees will be held responsible for their own self-compliance with the Code's restrictions. Consult the Code of Ethics and this checklist before making personal trades.

ALL EMPLOYEES - PRINCIPLES GOVERNING PERSONAL INVESTMENTS

  .   No Transactions that favor the Employee over the client.

  .   No use of influence or position to obtain a personal trading advantage.

  .   No trades or recommendations based on material non-public information.

  . No recommendations to clients regarding private placements personally owned.

  .   Access Employees: disclose conflicts of interest to a Compliance officer:

     . Before making a personal trade involving a possible conflict of interests.

     .   Before recommending a client transaction involving a possible conflict.

ALL EMPLOYEES - INVESTMENT RESTRICTIONS & REPORTS

  .   No investments in any initial public offerings.

  .   No short sales of AMVESCAP Securities.

  . Pre-clear all transactions in AMVESCAP Securities regardless of size (also subject to "black-out" periods established by AMVESCAP and holding periods prescribed under the terms of the agreement or program under which they were received.) (Appendix D).

  . Pre-clear all transactions in private placements regardless of size. (Appendix D).

  . Submit a Quarterly Report of any Transactions in AMVESCAP securities. (Appendix F).

  . Submit a Quarterly Report of any Transactions in private placements. (Appendix F).

  . Charitable Contributions and Gifts: All provisions apply to charitable contributions of Securities and other Securities Transactions by gift the same as if such transactions were purchases and sales.

ACCESS EMPLOYEES - INVESTMENT RESTRICTIONS & REPORTS

  .   no short sales if the clients your group manages are long the same
      Securities.

  . no profit in the buy and sale, or short sale and cover of the same Security within 60 calendar days.

  .   Pre-clear transactions exceeding $100,000

  . Pre-clear transactions regardless of size, if two trades are made in the same security within five business days of one another. (Appendix D).

  . Report opening or closing of any brokerage or other custodial account (Appendix E).

  . 7 calendar day black-out on personal transactions before or after a client trade in the same security if you are the portfolio manager for the client or security, or an analyst supporting the portfolio manager (Blackout reduced to 1 day if program-trade or blind principal bid, with trade resulting from an event rather than a discretionary decision).

  . Submit a Quarterly Report of any Transactions in securities for which Compliance receives no quarterly statements. (Appendix F).

  . Submit a Quarterly Report of any Transactions in Reportable Mutual Funds. (Appendix F).


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                                                                     APPENDIX C

        AMVESCAP STOCK TRANSACTION PRE-CLEARANCE GUIDE AND RESTRICTIONS
                         FOR ALL EMPLOYEES OF INVESCO

                                                                                             QUARTERLY
                                                                    PRE         BASIS FOR   REPORTING OF ANNUAL REPORT OF
TYPE OF TRANSACTION IN AMVESCAP                                  CLEARANCE      APPROVAL    TRANSACTIONS     HOLDINGS
-------------------------------                                -------------- ------------- ------------ ----------------

.. OPEN MARKET PURCHASES & SALES                                Yes            Not permitted Yes          Yes
                                                                              in blackout
.. TRANSACTIONS IN 401(K) PLAN                                  Pre-clearance  periods.      Atlanta      Atlanta
                                                               Officer                      Compliance   Compliance
                                                                                            Department   Department

RECEIPT OF EMPLOYEE STOCK OPTIONS OR GRANTS                    No             N/A           No           No

EXERCISE OF EMPLOYEE STOCK OPTIONS WHEN SAME DAY SALE          Yes            Not permitted Yes          n/a
                                                                              in blackout
..    REC'D WHEN MERGED W/ INVESCO                              Atlanta        periods.      Atlanta
                                                               Compliance     Option        Compliance
..    OPTIONS FOR STOCK GRANTS                                  Department     holding       Department
                                                               and            period must
..    OPTIONS FOR GLOBAL STOCK PLANS                            AVZ            be satisfied.
                                                               Company
..    OPTIONS FOR RESTRICTED STKAWARDS                          Secretarial in
                                                               London
                                                               (Michael
                                                               Perman's
                                                               office)

SALE OF STOCKS ON A DATE SUBSEQUENT TO THE DATE THE OPTIONS    Yes            Not permitted Yes          Yes
WERE EXERCISED                                                                in blackout
                                                               Pre-clearance  periods.      Atlanta      Atlanta
                                                               Officer        Stock holding Compliance   Compliance
                                                                              period must   Department   Department
                                                                              be satisfied.

SAME DAY SALE OF STOCK PURCHASED THROUGH SHARESAVE             Yes            Not permitted Yes          N/A
                                                                              in blackout
                                                               Pre-clearance  periods.      Atlanta
                                                               Officer                      Compliance
                                                                                            Department

SALE OF STOCK PURCHASED THROUGH SHARESAVE ON A DATE SUBSEQUENT Yes            Not permitted Yes          Yes
TO DATE OF PURCHASE.                                                          in blackout
                                                               Pre-clearance  periods.      Atlanta      Atlanta
                                                               Officer                      Compliance   Compliance
                                                                                            Department   Department


Code of Ethics                         18

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                                                                     APPENDIX D

                              PRE-CLEARANCE FORM

INSTRUCTIONS

WHERE DO I SEND THIS FORM?

     . Attach the document to an E-mail addressed to: #II- Personal Trade Permission. If you do not have access to E-mail, then fax to 404-439-4990, ATTN: Compliance.

WHAT TRANSACTIONS ARE PROHIBITED?

        .   Review Self-Compliance Checklist at Appendix B to the Code of
            Ethics.

ALL EMPLOYEES: WHAT DO I NEED TO PRE-CLEAR?

        . All Employees pre-clear all investments or disposals in AMVESCAP regardless of size.

        . All Employees pre-clear Transactions in non-public securities or private placements regardless of size.

        . No Employee is required to pre-clear transactions in any mutual funds. (But Access Persons should see Appendix F to the Code of Ethics regarding quarterly reports.)

ACCESS PERSONS: WHAT ADDITIONAL TRANSACTIONS DO I NEED TO PRE-CLEAR?

        .   Access Persons pre-clear transactions exceeding $100,000

        . Access Persons making two or more Transactions in the same stock (or in a derivative of the same stock, such as options or futures on such stocks) within five business days of one another, pre-clear the subsequent (after initial) transactions regardless of size.

REQUEST

             INVESTMENT NAME + TICKER OR CUSIP
BUY/        (INCLUDE INTEREST RATE AND MATURITY          # OF  CURRENT PRINCIPAL
SELL               DATE, IF APPLICABLE)                 SHARES  PRICE   AMOUNT   CUSTODIAN + ACCOUNT #
---- -------------------------------------------------  ------ ------- --------- ---------------------

I request permission to buy, sell, gift, or receive (by gift) the securities above for my own account(s) or other account(s) in which I have beneficial ownership. By signing this form, I represent the following:

        . This transaction is not based on material non-public information and is not prohibited by the Code Of Ethics or the INVESCO Institutional Insider Trading Policies and Personal Securities Trading Rules; and

        . I have disclosed the brokerage account in which this transaction is being conducted and the compliance department is receiving duplicates on the account; and

        . To my knowledge, none of the accounts managed or serviced by INVESCO has purchased or sold the security listed above during the last seven days; and

        . To my knowledge, the security is not being considered for purchase or sale by any accounts managed and/or serviced by me; and

        . This transaction will not result in a profit if it is an opposite transaction within the last 60 days; and

        . The proposed purchase of the above listed security, together with my current holdings, will not result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company.


----------------------------------  ----------------------------------  ------------
Employee Signature                  Date                                Printed Name

----------------------------------  ----------------------------------
Employee Position                   Investment Center

----------------------------------  ----------------------------------
Pre-clearance Officer               Date


Code of Ethics                         19

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                                                            APPENDIX E - PAGE 1

                           NEW HIRE HOLDINGS REPORT
                         NEW BROKERAGE ACCOUNT REPORT

      NEW HIRE HOLDINGS REPORT Due w/in 10 days of hire, and may not be more than 45 days old.
      NEW BROKERAGE ACCOUNT REPORT Due within 10 days of opening the account.

              APPENDIX E - PAGE 2 MUST BE SIGNED BY ALL EMPLOYEES

Print Name
           -----------------------------    No Holdings to Report (Check if Applicable)

SECTION 1 - ACCOUNTS

List all brokerage accounts you currently maintain for yourself, your spouse, any immediate family member who shares the same household, or over which you maintain trading authorization or discretion. Also list any accounts you maintain for Reportable Mutual Funds. Reportable Funds can be found on the following Web Site:
http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf. No other mutual fund accounts/holdings need to be reported. If you have more than 2 accounts, please make multiple copies of this page.

                                        EMPLOYEE ACCOUNT #1 EMPLOYEE ACCOUNT #2
                                        ------------------- -------------------
 BROKERAGE FIRM OR CUSTODIAN'S NAME

 A/C #

 ACCOUNT TITLE

 Has trading authorization been
 legally or professionally assigned to
 someone other than the account owner,
 custodian, trustee or you? Is this a
 professionally managed account, for
 which you can provide documentation
 of the agreement or authorization
 forms? Answer "YES" if you or the
 account owner has turned over all
 buy/sell decision authority
 (discretion) to an investment
 manager, trustee, advisor or other
 fiduciary.

 Does Compliance Receive Duplicate
 Statements and Confirms? If "Yes",
 proceed to page 2. If "No", please
 complete the below sections.

 Contact Person at Broker or Custodian
 Broker or Custodian's Address


Code of Ethics                         20

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                                                             APPENDIX E- PAGE 2

                   THIS PAGE MUST BE SIGNED BY ALL EMPLOYEES

                                HOLDINGS REPORT
 HOLDINGS MUST BE WITHIN 10 DAYS OF HIRE OR ACCOUNT OPENING, AND NOT MORE THAN
                                  45 DAYS OLD

SECTION 2 - HOLDINGS

WHAT IF I HAVE NO QUARTERLY ACCOUNT STATEMENTS?

If you have investments that are not shown on quarterly statements, please list those securities in the table below. Examples are Securities purchased directly from an issuer, Securities granted by a prior employer, Private placements, and Securities holdings where the Access Employee holds physical stock or bond certificates.

WHAT IF DUPLICATE STATEMENTS ARE AUTOMATICALLY SENT TO COMPLIANCE?

You must still fill in the required information in the Holdings Report even if the Compliance Department receives account statements and/or confirmations for your accounts. New Hires and existing employees who open new brokerage accounts should fill in the required information below, and attach account statements if available.

WHAT MUTUAL FUND HOLDINGS MUST BE REPORTED?

Mutual Funds Reportable by Access Persons are shown on the following Web Site: http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf. Fill in the information below if you own funds shown on that site. No other mutual fund holdings need to be reported.

                                                    # OF        PRINCIPAL BROKER OR
INVESTMENT NAME & TICKER OR CUSIP TYPE OF SECURITY SHARES PRICE  AMOUNT   CUSTODIAN
--------------------------------- ---------------- ------ ----- --------- ---------


SECTION 3 - CERTIFICATIONS

I certify that I have disclosed on this form, or attached, all personal securities Transactions, holdings, and accounts required to be disclosed. This form is not an admission of any direct or indirect ownership in the Securities described. I hereby authorize INVESCO to download or make other disclosure to service providers, all transaction data I provide during my employment, as necessary to aid INVESCO's efficient implementation of the Code of Ethics.


---------------------------------------  ------------------------------------     ------------
SIGNATURE                                DATE                                     PRINTED NAME

PLEASE FORWARD TO THE COMPLIANCE DEPARTMENT, ATLANTA.


Code of Ethics                         21

[LOGO OF INVESCO]

                                                                     APPENDIX F

                   QUARTERLY SECURITIES TRANSACTIONS REPORT
             (Due 30 days after the end of the calendar quarter.)

THIS FORM IS ONLY REQUIRED FOR TRANSACTIONS NOT ALREADY REPORTED TO COMPLIANCE
            ON DUPLICATE STATEMENTS SENT TO INVESCO BY YOUR BROKER

FOR QUARTER ENDING_____________________ PRINT NAME_____________________

Please note that, Access Persons are not required to report all Transactions in mutual funds. They are only required to report Transactions in mutual fund that INVESCO advises or sub-advises, listed at http://atlas.amvescap.com/usinst/reportable_mutual_funds.pdf. (Non-Access
Persons need not report any mutual fund holdings.) For transactions already reported to Compliance on duplicate confirmation statements sent by the custodian, you need not fill in the information below, nor attach any statement.

                 INVESTMENT NAME + TICKER
     BUY/     OR CUSIP (INCLUDE INTEREST RATE       # OF        PRINCIPAL
DATE SELL    AND MATURITY DATE, IF APPLICABLE)     SHARES PRICE  AMOUNT   CUSTODIAN AND ACCOUNT #
---- ---- ---------------------------------------  ------ ----- --------- -----------------------


If you have acquired or disposed of a Security in a transaction other than a purchase or sale (e.g., by gift), please describe the nature of the transaction, below:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Date: ______________________________         Signature: ______________________________

Printed Name: ______________________________

PLEASE FORWARD TO THE COMPLIANCE DEPARTMENT, ATLANTA.


Code of Ethics                         22

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                                                            APPENDIX G - PAGE 1

                  COMPLIANCE QUESTIONNAIRE AND CERTIFICATION

This Questionnaire is designed to elicit information required to assure compliance with SEC and NASD Regulations. It is extremely important that you exercise great care in completing this questionnaire.
--------------------------------------------------------------------------------

                                                                    YES    NO

A.  (1) Do you currently have any securities (NASD or state)
        licenses that have not been reported to Compliance?         [ ]   [ ]

    (2) If so, please notify Atlanta's Compliance Department at
        404- 439-3157.                                              [ ]   [ ]

    (3) Do you have any Outside Activities that have not
        previously been reported to Compliance? If so, notify
        Atlanta's Compliance Dept                                   [ ]   [ ]

B.  (1) Have you made any political or charitable contributions on behalf of INVESCO and/or for which you were reimbursed by
        INVESCO in the past 12 months?                              [ ]   [ ]

    (2) If so, to whom:                                             [ ]   [ ]

    (3) Have you made any political contributions to individuals
        running for office in the State of Connecticut?             [ ]   [ ]

    (4) If so, to whom:                                             [ ]   [ ]

C.  Have you been convicted of or plead guilty or nolo contendere
    ("no contest") in a domestic, foreign, or military court to:    [ ]   [ ]

    (1) a felony or misdemeanor involving: investments or any
        securities business, commodities business, or other
        investment- related business?                               [ ]   [ ]

    (2) a felony or misdemeanor involving: fraud, false statements or omissions, wrongful taking of property, or bribery,
        forgery, counterfeiting or extortion?, or a conspiracy to
        commit any of these offenses?                               [ ]   [ ]

    (3) gambling?                                                   [ ]   [ ]

    (4) any other felony? (such conviction may be relevant if job
        related, but does not bar you from employment)              [ ]   [ ]

D.  Have you, or an organization over which you exercised
    management or policy control, ever been charged with any
    felony or charged with a misdemeanor specified in question
    F(1) or (2) in a domestic or foreign court?                     [ ]   [ ]

E.  Has any domestic or foreign court ever:                         [ ]   [ ]

    (1) enjoined you in connection with any activity in any
        securities business, commodities business, or other
        investment-related business?                                [ ]   [ ]

    (2) found that you were involved in a violation of
        investment-related statutes or regulations?                 [ ]   [ ]

    (3) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a
        state or foreign financial regulatory authority?            [ ]   [ ]

F.  Has the U.S. Securities and Exchange Commission or the
    Commodity Futures Trading Commission ever:                      [ ]   [ ]

    (1) found you to have made a false statement or omission?       [ ]   [ ]

    (2) found you to have been involved in a violation of
        investment-related regulations or statutes?                 [ ]   [ ]

    (3) found you to have been a cause of an investment-related business having its authorization to do business denied,
        suspended, revoked, or restricted?                          [ ]   [ ]

    (4) entered an order denying, suspending or revoking your
        registration or disciplined you by restricting your
        activities?                                                 [ ]   [ ]

    (5) imposed a civil money penalty on you, or ordered you to
        cease and desist from any activity?                         [ ]   [ ]

G.  Has any other Federal regulatory agency or any state
    regulatory agency or foreign financial regulatory authority
    ever:                                                           [ ]   [ ]

    (1) found you to have made a false statement or omission or
        been dishonest, unfair or unethical?                        [ ]   [ ]

    (2) found you to have been involved in a violation of
        investment regulations or statutes?                         [ ]   [ ]

    (3) found you to have been a cause of any investment-related business having its authorization to do business denied,
        suspended, revoked, or restricted?                          [ ]   [ ]

    (4) entered an order against you in connection with
        investment-related activity?                                [ ]   [ ]

    (5) denied, suspended, or revoked your registration or license or otherwise prevented you from associating with an
        investment- related business, or disciplined you by
        restricting your activities?                                [ ]   [ ]

    (6) revoked or suspended your license as an attorney,
        accountant or federal contractor?                           [ ]   [ ]

    (7) denied licensing or registration privileges?                [ ]   [ ]

H.  Has the CFA Institute ever:                                     [ ]   [ ]

    (1) found you to have made a false statement or omission or
        been dishonest, unfair or unethical?                        [ ]   [ ]

    (2) found you to have been involved in a violation of the Code
        of Ethics or Performance Presentation Standards?            [ ]   [ ]

    (3) found you to have been a cause of any investment-related business having its authorization to do business denied,
        suspended, revoked, or restricted?                          [ ]   [ ]

    (4) entered a complaint against you in connection with
        investment-related activity?                                [ ]   [ ]

    (5) denied, suspended, or revoked your charter or otherwise prevented you from associating with an investment-related
        business, or disciplined you by restricting your
        activities?                                                 [ ]   [ ]


Code of Ethics                         23

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                                                            APPENDIX G - PAGE 2

                  COMPLIANCE QUESTIONNAIRE AND CERTIFICATION

I.  Has any self-regulatory organization or commodities exchange:   YES   NO

    (1) found you to have made a false statement or omission?       [ ]   [ ]

    (2) found you to have been involved in a violation of its
        rules?                                                      [ ]   [ ]

    (3) found you to have been the cause of an investment-related business having its authorization to do business denied,
        suspended, revoked or restricted?                           [ ]   [ ]

    (4) disciplined you by expelling or suspending you from
        membership, barring or suspending your association with
        its members, or restricting your activities?                [ ]   [ ]

J.  Has any foreign government ever entered an order against you
    related to investments or fraud?                                [ ]   [ ]

K.  Have you ever been the subject of an investment-related,
    consumer-initiated complaint or proceeding that:                [ ]   [ ]

    (1) alleged compensatory damages of $10,000 or more, fraud, or
        wrongful taking of property?                                [ ]   [ ]

    (2) was settled or decided against you for $5,000 or more, or
        found fraud or the wrongful taking of property?             [ ]   [ ]

L.  Are you now the subject of any complaint, investigation, or proceeding that could result in a "yes" answer to parts F-N of
    this item?                                                      [ ]   [ ]

M.  Has a bonding company denied, paid out on, or revoked a bond
    for you?                                                        [ ]   [ ]

N.  Do you have any unsatisfied judgments or liens against you?     [ ]   [ ]

O.  Have you or a firm that you exercised management or policy control over, or owned 10% or more of the securities of,
    failed in business made a compromise with creditors, filed a
    bankruptcy petition or been declared bankrupt?                  [ ]   [ ]

P.  Has a broker or dealer firm that you exercised management or policy control over, or owned 10% or more of the securities of, been declared bankrupt, had a trustee appointed under the
    Securities Investor Protection Act, or had a direct payment
    procedure initiated?                                            [ ]   [ ]

Q.  Have you been discharged or permitted to resign because you
    were accused of:                                                [ ]   [ ]

    (1) violating investment-related statutes, regulations, rules,
        or industry standards of conduct?                           [ ]   [ ]

    (2) fraud or the wrongful taking of property?                   [ ]   [ ]

    (3) failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of
        conduct?                                                    [ ]   [ ]

I acknowledge that I have read the questions on this form, and I affirm that my answers (including attachments) are true and complete to the best of my knowledge.

I certify that I have read and understand the INVESCO Code of Ethics, INVESCO Anti-Money Laundering Policy, INVESCO Record Keeping Guidelines (all found in the INVESCO Compliance Manual: http://atlas.amvescap.com/usinst/ops/compman_pdf.html ) and the AMVESCAP Code of Conduct ( See Atlas Web Site: http://www.amvescap.com/amvescap/about/code.of.conduct.2004.pdf. ). I acknowledge that I am subject to and have complied with and will continue to comply with the policies and procedures contained therein. I will report all personal securities Transactions required to be disclosed.

CHECK THE APPLICABLE BOX:

      NON-ACCESS EMPLOYEE

      ACCESS EMPLOYEE


------------------------  -------------------  ------------------------
DATE                      SIGNATURE            PRINT NAME

[LOGO OF INVESCO]


Code of Ethics                         24

                                                                     APPENDIX H

                  DISCLOSURE OF ACTIVITIES OUTSIDE OF INVESCO

         OUTSIDE ACTIVITY TO REPORT IF YOU HAVE OUTSIDE ACTIVITIES TO REPORT, PLEASE CHECK HERE, COMPLETE THE BELOW SECTIONS, INCLUDING OBTAINING YOUR SUPERVISOR'S SIGNATURE, AND SIGN BELOW.

         INACTIVE OUTSIDE ACTIVITY REPORT IF YOU HAVE CEASED TO PARTICIPATE IN A PRIOR-REPORTED ACTIVITY, PLEASE CHECK HERE, COMPLETE ACTIVITY DETAILS, AND SIGN BELOW.

This is to advise my INVESCO employer and the Compliance Department of the following outside activity, so as to avoid any possible conflict of interest as it relates to my current position with the firm.

                                                         INVESTMENT
NAME                                               TITLE   CENTER
----                                               ----- ----------
Name of Outside Organization

Address

Position

Compensation (direct/indirect)

Investment/Ownership in
Organization

Public or Non-public

Charitable/Non Charitable

Professional/Personal Relationship to Organization

Time required away from INVESCO
Responsibilities

Basic Functions to be Performed

Possible Conflict of Interest

I understand that my first priority is to INVESCO. At all times I will continue to abide by the INVESCO Compliance Manual guidelines, especially those that may involve ethical behavior, client information, release of material non-public ("insider") information, personal trading, company supplied research material, proprietary information/computer systems data or programs and/or the purchase/sale of securities involving INVESCO clients. Further, I will make it known to all necessary parties that my involvement with any other organization is not meant financially or otherwise to benefit or involve INVESCO. I will not use my position with INVESCO or use the INVESCO name or any association with INVESCO as part of my involvement with this outside activity. No contribution or compensation that I may make or receive, whether direct or indirect, is to be construed as a direct or indirect arrangement with INVESCO. Should any of the above information change, I will notify my supervisors and the INVESCO Compliance Department immediately. In addition, should I become aware of any public offerings by the non-INVESCO company, or should I purchase or be granted additional shares of stock in the non-INVESCO company, I will immediately advise the INVESCO Compliance Department and submit any necessary supplemental documentation.

AT THIS TIME, I DO                  OR  DO NOT                              HAVE ANY OUTSIDE ACTIVITIES TO
                                                                            REPORT.

Employee Signature: _________________________________                       Date: ____________________________

Compliance: _________________________________                               Date: ____________________________

Employee Supervisor: _________________________________                      Date: ____________________________

             PLEASE FORWARD TO THE COMPLIANCE DEPARTMENT, ATLANTA.

Code of Ethics                         25